EXHIBIT 10.2

                          STANDARD FORM OF STORE LEASE
                     THE REAL ESTATE BOARD OF NEW YORK, INC.

Agreement of Lease, made as of this 26 day of January 2001, between, JUYI Inc. a New York corporation having an address at 135-27 38th Ave, Flushing, N.Y. As of the first part, hereinafter referred to as OWNER, and INTERBORO INSTITUTE, Inc., a corporation having an address at 450 West 56th Street, NY, NY 10019, party of the second part, hereinafter referred to as TENANT,

Witnesseth: Owner hereby leases to Tenant and Tenant hereby hires from Owner the entire rentable of the ground floor and a portion of the basement (as per diagram attached) the building known as 135-27 38th Avenue, Flushing Borough of Queens, City of New York, for the term of approximately five (5) years (or until such term shall sooner cease and expire as hereinafter provided) to commence on the 26 day of January Two Thousand One, and to end on the 31 day of December Two Thousand Five dates inclusive, at an annual rental rate of See Paragraph 81st .

Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts, dues, public and private, at the time of payment, in equal monthly installments in advance on the first of each month during said term, at the office of Owner may designate, without any set off or whatsoever.

The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, and assigns, hereby covenant as follows:

         1. Tenant shall pay the rent as above and as hereinafter provided.
         2. Tenant shall use and occupy demised premises for a school facility and any other lawful related purpose. Tenant may change the use of the Premises subject to Owner's prior written consent which will not be unreasonably withheld or delayed and for no other purpose. Tenant shall at all times conduct its business "as set forth in this Lease", shall not violate Article 35 hereof, and shall keep the windows and signs in a neat and clean condition.

ALTERATIONS: 3. Tenant shall, before making any alterations, additions, modifications or improvements, at its expense, obtain all permits, approvals,

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and certificates required by any governmental or quasi-governmental bodies (and on completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approval and certificates to Landlord. Tenant agrees to carry and will cause Tenant's contractors and subcontractors to carry such workman's compensation, general liability, and property damage insurance as Owner may require.

     a. Tenant shall have the right to make any and all interior non-structural alterations, additions or improvements without having to secure Owner's prior consent thereto unless add to the extent that such alteration, additions or improvements affect any of the mechanical systems in the building; in such latter event Owner's consent shall not be unreasonably withheld or delayed.

     b. To the extent Tenant's general contractor maintains satisfactory insurance coverage, subcontractors shall not be required to duplicate the same.

     c. Tenant shall not be required to remove any alterations, additions or improvements at the end of the term; the same may remain in the Demised Premises with title thereto automatically passing to Owner simultaneously with the expiration or early termination of the lease.

     d. In order to accommodate Tenant's proposed use, Owner hereby consents to Tenant's expanding the staircases serving adjacent to the demised premises.

If any mechanics lien is filed against the demised premises, or the building of which same forms as part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not pursuant to this article, the same shall be discharged by Tenant within forty five (45) days thereafter at Tenant's expense, by filing the bond required by law. All fixtures and all paneling, railing and like installations, installed the premises at any time by Tenant or by Owner in Tenant's behalf, shall, upon installation become the property of Owner and shall remain upon and be surrendered with the demised premises. Nothing in this Article shall be construed to give Owner title to or to prevent Tenant's of trade fixtures, movable office furniture and equipment, but upon removal of any such from the premises. Tenant shall immediately and at its expense repair and restore any damage to the demised premises or the building due to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining of the premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained at Owner's property or may be removed from the premises by Owner at Tenant's expense.

REPAIRS: 4. With respect to paragraph 4, Tenant will not clean, maintain or repair the sidewalks adjacent to the Demised Premises. Owner shall maintain and repair the public "and structural" portions of the building, both exterior and interior, except that if Owner allows Tenant to erect on the outside of the building a sign or signs, or a hoist lift or sidewalk elevator for the exclusive use of Tenant, Tenant shall maintain such exterior installations in good appearance and shall cause the same to be operated in a good and workmanlike manner and shall make all repairs thereto necessary to keep the same in good order and condition , at Tenant's own cost and expense , and shall cause the same to be covered by the insurance for hereafter in Article 8. Tenant shall, throughout the term of this lease, take good care of the demised premises and fixtures and appurtenances therein, and at sole cost and expense, make all non-structural repairs thereto as when needed to preserve then in good working order and condition, reasonable wear and tear, obsolescence and damage from the elements, fire or other casualty, excepted. If the demised premises be or become infested with vermin, Tenant shall at Tenant's expense, cause the same to be exterminated from time to time to the satisfaction of Owner. Except as

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specifically provided in Article 9 or elsewhere in this lease, there shall be no allowance to the Tenant for the diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner, Tenant or others making or failing to make any repairs or alterations, additions or improvements in or to any portion of the building including the erection of operation of any crane, derrick or sidewalk shed, or in or to the demised premises or the fixtures, appurtenances or equipment thereof. The provision of this article 4 with respect to the making of repairs shall not shall not apply in the case of fire or other casualty which are dealt with in article 9 hereof.

WINDOW         5. Tenant will not clean nor require, permit, suffer or allow any
CLEANING:      window in the demised premises to be cleaned from the outside in violation of section 202 of the New York State Labor Law or any provisions in any article of this lease, then, unless otherwise provided elsewhere in this other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or Body having or asserting Jurisdiction.

REQUIREMENTS    6.  Compliance with Laws. Except as otherwise provided herein,
OF LAW,         Tenant shall not to be obligated to comply with any statutes,
FIRE            laws,ordinances, or requirements of any public authorities or
INSURANCE:      any requirements or recommendations of Owner's insurance
                carrier's (herein individually or collectively called "Legal
Requirements") unless the Legal Requirement is Tenant Generated (as defined herein), in which event Tenant shall be responsible for the same whether such Legal Requirement is structural or non-structural in nature. Owner shall be responsible for compliance with Legal Requirements which are Owner Generated (as defined herein), whether the same of a structural or non-structural nature.

"Tenant Generated" shall mean that the Legal Requirement was made necessary by any act or work performed by Tenant or by the particular nature of Tenant's use (i.e., "school" as distinguished from "general retail or commercial") or by the particular manner of the conduct by Tenant of its permitted use. In furtherance of the foregoing, if Tenant's alterations, additions or improvements or the particular nature or manner of Tenant's use require compliance With Americans Disabilities Act, Then Tenant shall be responsible for such compliance. "Owner Generated" shall mean that the Legal Requirement was made necessary by any act or work performed by Owner or its agents. If the Legal Requirements are neither Tenant Generated nor Owner Generated, then such requirements shall be referred to as "General" Requirements."

Tenant shall also be responsible for General Requirements which are of a non-structural nature and apply to the Demised Premises (but not other portions of the Building). Owner shall be responsible for General Requirements which are of a structural nature pertaining to the Demised Premises.

Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant and Tenant's sole cost and expense, shall
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promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Dire Underwriters or the Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises. Whether or not arising out of Tenant's use or manner of use of the premises or the building (including the use permitted under the lease). Except as provided in Article 29 hereof, nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant shall not do or permit any act or thing to be done "by a third party" In or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner. Tenant shall pay all costs, expenses, fines, penalties or damages, which may be imposed upon Owner by reason of Tenant's failure to comply with the provisions of this article. If the fire insurance rate shall, at the beginning of the lease or at any time thereafter, be higher than it otherwise would be "for a permitted use", then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant, to comply with the terms of this article. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make-up" of rate for the building or demised premises issued by a body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rate then applicable to said premises.

SUB-            7.  See Rider
ORDINATION

TENANT'S        8. Owner or its agents shall not be liable for any damage to
LIABILITY       property of Tenant or of others entrusted to employees of the
INSURANCE       building, nor for loss of or damage to any property of Tenant
PROPERTY        by theft or otherwise, nor for any injury or damage to persons
LOSS,           or property resulting from any cause of whatsoever nature,
DAMAGE,         unless caused by or due to  the negligence "or willful act" of
INDEMNITY:      Owner, its agents, servants or employees. Owner or its agents will not be liable for any such damage caused by other tenants or persons in, upon or about said building or caused by operations in construction any private, public or quasi public work. Tenant agrees, at Tenant's sole cost and expense, to maintain general public liability insurance in standard form in favor of Owner and Tenant against claims for bodily injury or death or property damage occurring in or upon the demised premises, effective from the date Tenant enters into possession and during the term of this lease. Such insurance shall be in an amount and with carriers acceptable to the Owner "and may be covered under Tenant's blanket policy". Such policy or policies
                "or certificate" shall be delivered to the Owner. On Tenant's default in obtaining or delivering any such policy or policies or failure to pay the charger therefore, Owner may secure or pay

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                the charges for any such policy or policies and charge the
                Tenant as an additional rent therefore. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorneys fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agent, contractors, employees, invitees, or licensees, of any covenant or" condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant's agents , contractors, employees, invitees or licensees. Tenant's liability under this lease extends to the acts and omissions of any subtenant, and any agent, contractor, employee, invitee or licensee of any subtenant. In case of any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant's expense, resist or defend such action or proceeding by Counsel.

DESTRUCTION,    9. OBLIGATIONS TO REBUILD. Subject to the provisions hereinafter
FIRE and        set forth, if the Building or Demised Premises is damaged or
OTHER           destroyed by any cause covered under insurance actually carried
CASUALTY:       or require to be carried by the parties pursuant to this Lease,
                Owner shall, with due diligence, promptly repair and restore the Building and Demised Premises (but not any property owner by Tenant and removable by it at the end of the term, all of which shall be the responsibility of Tenant to repair and restore) to the condition thereof that existed immediately prior to such damage or destruction consistent with zoning laws and building codes then in existence except for Tenant's property which shall be the responsibility of Tenant to repair and restore. As soon as reasonably possible, Tenant shall restore and replace its property consistent with Tenant's intended use of the Demised
                Premises.

Such damage or destruction shall in no way annul or void this Lease, except that Tenant shall be entitled to a proportionate reduction of rent and additional rents and charges until such repairs and restoration are complete, such proportionate reduction to be based upon the extent to which such damage or destruction and the making of such repairs and restoration shall interfere with the use conducted by Tenant in the Demised Premises.

DELAY IN REBUILDING. In the event Owner does not complete its repair and restoration work within one hundred (180) after such damage or destruction (herein called the "Restoration Period"), Tenant, as its option, may terminate this Lease by giving written notice thereof to Owner at any time prior to completion of reconstruction. The aforesaid Restoration Period shall NOT be extended by reason of force majeure notwithstanding anything contained in this Lease to the contrary.

OPTION TO TERMINATE. In the event of material damage (i.e., 25% of the replacement cost of the Demised Premises) during the last two years of the term, either Owner or Tenant shall have the right to terminate this Lease on thirty
(30) days' notice given with sixty (60) days of the date of the casualty, except that any such notice given by Owner may be vitiated by Tenant's exercise of an available option to extend.

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OWNER'S INSURANCE. Throughout the term, Owner shall maintain "all risk" casualty insurance (at least as broad as ISO's Special Form) with respect to the Building for the replacement cost thereof.

WAIVER OF SUBROGATION. Each party, on behalf of itself and on behalf of anyone claiming under or through it by way of subrogation or otherwise, waives all rights and causes of action against the other party, and the officers, employees, agents and invitees of the other party, for any liability arising out of any loss or damage in or to the Demised Premises, its contents and other property owned or controlled by Owner caused by:

          (i) any peril normally covered under all-risk policies issued in the geographic area in which the Demised Premises is located (whether or not such party actually carries such insurance policies), or
          (ii) if the scope of coverage is broader than in (i) above, then any peril actually covered under the insurance maintained by such party.

This release and waiver shall be complete and total even if such loss or damage may have been caused by the negligence of the other party, its officers, employees, agents or invitees and shall not be affected or limited by the amount of insurance proceeds available to the waiving party, regardless of the reason for such deficiency in proceeds. If any additional charge or increase in premium is made by the insurer because of this waiver of subrogation, them the party in whose favor the waiver was obtained shall pay such additional charge or increase in premium; failure to pay the increase in premium will void the release and waiver benefiting such party but shall not effect the benefit of the corresponding release and waiver enjoyed by the other party. However, if one party's insurance carrier prohibits waiver of subrogation regardless of premium, then the other party's release and waiver shall become null and void, it being understood that in this instance each waiver is given consideration fir the other. Each party covenants that from and after the date possession of the Demised Premises is delivered to Tenant its property insurance policies will contain waiver of subrogation endorsements, and that if such endorsements, for what ever reason whatsoever, are about to become unavailable, it will give the other party not less than thirty (30) days prior written notice of such impending unavailability.

EMINENT DOMAIN: 10. Tenant has the right to make an independent claim for its moving expenses and the unamortized portion of its leasehold improvements, trade fixtures and equipment if the whole or any part of the demised premises shall be acquired or commended by Eminent Domain for any public or quasi public or quasi public use or purpose, then and in that event, the term of this lease cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease.

                11. Intentionally Omitted.

ELECTRIC        12. Rates and conditions in respect to submetering or rent or rent
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CURRENT:        conclusion, as the case may be, to be added in RIDER attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation and Tenant may not use any electrical equipment which, in Owner's opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no wise make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

ACCESS TO       13. Owner or Owner's agents shall have the right (but shall
PREMISES:       not be  obligated) to enter the demised premises in any
                emergency at any time, and, at other reasonable times to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to any portion of the building or which Owner may elect to perform, in the premises, following Tenant's failure to make repairs or perform any work which Tenant is obligated to perform under this lease, or for the purpose of complying with laws, regulations and other directions of governmental authorities. Tenant shall permit Owner to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein, provided they are within the walls above the dropped ceiling, if any or furred against the walls or columns.

          (a) Such work shall be performed during hours that Tenant is not open for business (except in emergencies) unless Tenant, in the exercise of its discretion shall otherwise agree.
          (b) Owner shall be liable for all loss, damage, or injury to persons or property resulting therefrom and shall indemnify and hold Tenant harmless from all claims, losses, costs, expenses and liability, including reasonable attorney's fees, arising therefrom.

Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting and eviction nor shall the Tenant be entitles to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Owner shall have the right to enter the demises premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgages of the building, and during the last six months of the term for the purpose of showing the same to prospective tenants and may, during said six months period, place upon the premises the usual notice "To Let and "For Sale" which notices Tenant shall permit to remain thereon without molestation. If Tenant is not present to open and permit an entry into the premises, Owner or Owner's or agents may enter the same whenever such entry may be necessary, by reason of, an emergency, by master key or forcibly and provided reasonable care is exercised to safeguard Tenant's property and such entry shall not render Owner or its agents liable therefore, nor in any event shall the obligations of Tenant hereunder be affected. Owner shall have the right at any time, without the same constituting an evection and without incurring liability to Tenant therefore to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors,

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elevators, stairs, toilets, or other public parts of the building and to change the name, number or designation by which the building may be known.


VAULT           14. No vaults, vault space or area, whether or not enclosed or
VAULT SPACE,    covered, not within the property line of the building is leased
AREA:           here under, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

OCCUPANCY:      15. Tenant will not at any time use or occupy the demised
                premises in violation of, Articles 2 or 37 hereof, or of, the certificate of occupancy issued for the building of which the demised premises are at as the same may be amended to permit the permitted use. Tenant has inspected the premises and accepts them as is, subject to the riders annexed hereto with respect to Owner's work, if any.

BANKRUPTCY:     16. (a) Anything elsewhere in this lease to the contrary
                notwithstanding, this lease may be cancelled by Owner by sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor which is not vacated within ninety (90) days, or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 15 shall be applicable only to the party then owning Tenant's interest in this lease.
     (b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installments of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period of which such installment was payable shall be discounted to the date of

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termination at the rate of eight per cent (8%) per annum. If such premises or any part thereof by re-let by Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be deemed the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

DEFAULT:        17. Tenant shall not be deemed in default of any of its
obligations hereunder unless and until the failure in question continues uncured beyond the grace period applicable thereto. (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the demised premises become deserted; or if any execution or attachment shall be issues against Tenant or any of Tenant's property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if the lease be rejected under Section 365 of Title II of the U.S. Code (Bankruptcy Code); Then, in any one or more such events, upon Owner serving a written thirty (30) days notice upon Tenant specifying the nature of said default and upon the expiration of said thirty (30) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained or shall be of a nature that the same cannot be completely cured or remedied within said thirty (30) day period, and if Tenant shall not have diligently commenced curing such default within such thirty (30) day period, and shall not thereafter with reasonable diligence and in good faith proceed remedy or cure such default, then Owner may serve a written three (3) days notice of cancellation of this lease upon Tenant, and upon the expiration of said three (3) days, this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such three (3) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the demised premises to Owner but Tenant shall remain liable as hereinafter provided.
     (2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved herein mentioned or any part of either or in making any other payment herein required which continues for ten (10) days after notice thereof, then and in any such events Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of demised premises and remove their effects and hold the premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end.

REMEDIES        OF 18. In case of any such default, re-entry, expiration and/or
OWNER           AND dispossess by summary proceedings or otherwise, (a) the
REDEMPTION:     rent, and additional rent, shall become due thereupon and be paid up to the time of such reentry, dispossess and/or expiration (b) Owner may re-let the premises or any part or

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parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner's option be less than or exceed the period of which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the subsequent lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, attorney's fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rent collected over the sums payable by Tenant to Owner hereunder but any such excess shall be applied to any obligations to Owner hereunder not. In the event of a breach or threatened breach by Tenant or any of the covenants or provisions hereof, Owner shall have the right to seek an injunction and the right to invoke any remedy allowed at law or in equity. Mention in this lease of any particular remedy, shall not preclude Owner from seeking any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws.

FEES AND EXPENSES: 19. In the event of a dispute between the parties, the losing party shall pay the prevailing party's reasonable attorney's fees and litigation costs. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any article of this lease, then, unless otherwise provided elsewhere in this lease, Owner may immediately or at any time thereafter and without notice perform the obligation of Tenant thereunder, and if Owner, in connection therewith or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to attorney's fees, in instituting, prosecuting or defending any actions or proceeding, such sums so paid or obligations incurred with interest and costs shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within five
(5) days of rendition of any bill or statement to Tenant therefore, and if Tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner as damages.

NO REPRE-       20. Neither Owner nor Owner's agent have made any
SENTATIONS BY,  representations or promises with respect to the physical
OWNER:          condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation, or any other matter or thing affecting or related to the premises except as herein expressly set forth and no rights, easements or licenses are required by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

END OF          21. Owner . Upon the expiration or other termination of the
TERM:           term of this lease, Tenant shall quit and surrender to
                Owner the demised premises, broom clean, in good order and condition, ordinary wear casualty damage and Owner's failure to make repairs required of it hereunder except, and Tenant shall remove all its property. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.

QUITE           22. Owner covenants and agrees with Tenant that upon Tenant
ENJOYMENT:      paying the rent and additional rent and observing and
                performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 33 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

                23. Intentionally Omitted.

NO WAIVER:      24. The failure of Owner or tenant to seek redress for
                violation of, or to insist upon the strict performance of any covenant or constitutes Owner to be the sole judge) Owner may install a water meter and thereby measures Tenant's water consumption for all purposes. Tenant shall condition of this lease or any of the Rules or Regulations set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation. The receipt by owner or payment by Tenant of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by either party unless such waiver be in writing signed by the other party. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Owner or Owner's agent during the term hereby demised shall be deemed in acceptance of a surrender of said premises and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the premises.

WAIVER OF       25. It is mutually agreed by and between Owner and Tenant
TRIAL BY        that  the respective parties hereto shall and they hereby do waive trial by JURY: jury in any action, proceeding or against the other (except for Personal injury or property damage ) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant's use of or occupancy of said premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any summary proceeding for possession of the premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding.

INABILITY TO    26. The performance of Tenant's obligations hereunder shall
PERFORM:        likewise, be forgiven if the failure of performance is the result of circumstances beyond Tenant's control, except that nothing in this paragraph 24 shall excuse the satisfaction of Tenant's financial obligations. This lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying equipment or fixtures if Owner is prevented or delayed from so doing by reason of strike or labor troubles, government preemption in connection with a National Emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or be reason of the conditions of supply and demand which have been or are affected by war or other emergency, or when, in the judgment of Owner, temporary interruption of such services is necessary by reason of accident, mechanical breakdown, or to make repairs, alterations or improvements.

BILLS AND       27. Except as otherwise in this lease in provided, a bill,
NOTICES:        statement,  notice or communication which Owner may desire to be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, or sent by registered or certified mail addressed to Tenant which demised premises form a part or at the last known residence address or business address of Tenant and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at the premises as herein provided. Any notice by Tenant to Owner must be served by registered or certified mail addressed to Owner at the address first hereinabove given or at such other address as Owner shall designate by written notice.

WATER 28. If the Tenant requires, uses or consumes water for any purpose in addition to ordinary lavatory purposes (of which fact
CHARGES: Tenant constitutes Owner to be the sole judge) Owner may install a water meter and thereby measures Tenant's water consumption for all purposes. Tenant shall pay Owner for the cost of the meter and the cost of installation thereof and throughout the duration of Tenant's occupancy Tenant shall keep said meter and installation equipment in good working order and repair at Tenant's own cost and expense. Tenant agrees to pay for water consumed, as shown on said meter as and when bills are rendered. Tenant covenants and agrees to pay the sewer rent, charge or any other tax, rent, levy or charge which now or hereafter is assessed, imposed or lien upon the demised premises or the realty of which they are part pursuant to law, order or regulation made or issued in connection with the use, consumption, maintenance or supply of water, water system or sewage or sewage connection or system. The bill rendered by Owner shall be payable by Tenant as additional rent.

SPRINKLERS:     29. Tenant shall make sprinkler modifications or installations if and to the extent the same are a governmental requirement.
                Anything elsewhere in this lease to the contrary
notwithstanding, if the New York Board of Fire Underwriters or the Insurance Services Office or any bureau, department or official of the federal, state or city government require or recommend the installation of a sprinkler system or that any changes, modifications, alterations, or additional sprinkler heads or other equipment be made or supplied in an existing sprinkler system by reason of Tenant's business, or the location of partitions, trade fixtures, or other contents of the demised premises, or if any such sprinkler system installations, changes, modifications, alterations, additional sprinkler heads or other such equipment, become necessary to prevent the imposition of a "statutory" penalty. Tenant shall, at Tenant's expense, promptly make such sprinkler system installations, changes, modifications, alterations, and supply additional sprinkler heads or other equipment as required whether the work involved shall be structural or non-structural in nature.

HEAT            30. Owner, at Owner's expense shall make all repairs and
CLEANING:       replacement to the sidewalks and curbs adjacent to the Demised
                Premises, and keep the same clean and free of ice, snow and debris. Owner shall, if and insofar as existing facilities permit furnish heat to the demised premises, when and as required by law, on business days from 8:00 a.m. to 6:00 p.m. Tenant shall at Tenant's expense, keep demised premises clean and in order. Tenant shall pay the cost of removal of any of Tenant's refuse and rubbish from the building. Tenant shall, however, have the option of independently contacting for the removal of such rubbish and refuse subject to such rules and regulations as, in the "reasonable" judgment of Owner, are necessary for the proper operations of the building.

SECURITY:       31. Tenant has deposited with Owner the sum of $90,042.50 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent. Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum which Owner may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re-letting of the premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the Lease and after the event of a sale of the land and building or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee and Owner shall thereupon be released by Tenant from all liability for the return of such security, and Tenant agrees to look to the new Owner solely for the return of said security; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Owner nor its successor or assigns shall be bound by any such assignment encumbrance, attempted to assignment or attempted encumbrance. Any cash Security deposit shall be maintained in an interest bearing account with the interest less the 1% administrative fee paid annually to Tenant.

CAPTION: 32. The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provision thereof.

DEFINITIONS:    33. The Term "Owner" as used in this lease means only the Owner, the mortgagee in possession, for the time being of the land and building (or the Owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby in entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed construed without further agreement between the parties of their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to there technical legal meaning. The term "business days" as used in this lease shall exclude Saturdays (except such portion thereof as is covered by specific hours in Article 30 hereof), Sundays and all days designated as holidays by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to H V A C service.

ADJACENT        34. If an excavation shall be made upon land adjacent to the
EXCAVATION-     demised premises, or shall be authorized to be made, Tenant
SHORING:        shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises from a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

RULES AND       35. Tenant and Tenant's servants, employees, agents,
REGULATIONS:    visitors, and licensees shall observe faithfully, and comply strictly with reasonable "and non-discriminatory" Rules and Regulations as Owner or Owner's agents may from time to time adopt. Notice of any additional rules or regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York office American Arbitration Association, whose determination shall be final and conclusive the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be asserted by service of a notice, in writing upon Owner within (10) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms. Covenants or conditions in any other lease, as assigned any other tenant and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

GLASS: 36.Tenant shall replace, at the expense of Tenant, any and all plate and other glass damaged or broken from any cause whatsoever in and about the demised premises, "unless covered by Owners insurance".

PORNOGRAPHIC    37. Tenant agrees that the value of the demised premises and the
USES            reputation of the Owner will be seriously injured if the
PROHIBITED:     premises are used for any obscene or pornographic purposes or any sort of commercial sex establishment. Tenant agrees that
Tenant will not bring or permit any obscene or pornographic material on the premises, and shall not permit or conduct any obscene, nude, or semi-nude live performances on the premises, nor permit use of the premises for nude modeling, rap sessions, or as a so-called rubber goods shops, or a sex club of any sort, or as a "massage parlor." Tenant agrees further Tenant will not permit any of these uses by any sub lessee or assignee of the premises. This Article shall directly bind any successors in interest to the Tenant. Tenant agrees that if at any time Tenant violates any of the provisions of this Article, such violation shall be deemed a breach of a substantial obligation of the terms of the lease and objectionable conduct. Pornographic material is defined for purposes of this Article as any written or pictorial matter with prurient appeal or any objects of instrument that are primarily concerned with lewd or prurient sexual activity. Obscene material is defined here as it is in Penal law ss.235.00.

38.             Intentionally Omitted.

CERTIFICATE:    37. The covenants, conditions and agreements
SUCCESSORS      contained in this AND ASSIGNS: lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs,
distribution, executors, administrators, successors, and except as otherwise provided in this lease, their assigns.

IN WITNESS WHEREOF, Owner and Tenant have respectively signed and sealed this lease, as of the day and year first above written.

Witness for Owner:


_______________________________    By:_______________________________


Witness for Tenant:


_______________________________    By:_______________________________

                     RULES AND REGULATIONS ATTATCHED TO AND
                            MADE A PART OF THIS LEASE
                         IN ACCORDANCE WITH ARTICLE 33.

40th. Tenant agrees to exonerate, save harmless, protect, defend and indemnify the landlord or any owner of the demised premises, from and against any and all losses, damages, claims, suits or actions, judgments and costs, which may arise or grow out of any injury to or death of persons or damage to property in any manner whatsoever arising out of the acts or omissions of, or use by tenant, tenant's agents, servants, employees, guests, customers or the demised premises, but in no event shall tenant be obligated to indemnify landlord from landlord's negligence or willful acts or those of its agents, employees, or contractors and this provision shall be subject to the mutual release and waiver of subrogation contained herein.

41st. Tenant agrees to procure and keep in force during the term of this lease a comprehensive general public liability insurance policy standard form protecting against liability occasioned by accident or disaster on or about the demised premises or any appurtenances thereto. Such comprehensive general public liability insurance policy shall be written by a good and solvent company, licensed by the Superintendent of Insurance of the State of New York, with limits of liability of not less than $2,000,000.00 bodily injury for one (1) person in one (1) accident, occurrence and/or $4,000,000.00 bodily injury for two (2) or more persons in one (1) accident or occurrence, and property damage insurance in the amount of $500,000.00. The landlord shall be named as an additional insured in such policy. Should additional liability insurance be obtained by tenant, the same shall include landlord as an additional insured. A copy of said comprehensive general public liability insurance policy or a certificate thereof shall be delivered to landlord by tenant prior to the commencement date of this lease and thereafter at least fifteen (15) days prior to the expiration of any such insurance policy.

     All premiums on such policies shall be paid by the tenant when due. In the event, however, that the tenant should fail to pay any such premium when due and exhibit proof of such payment to the landlord within ten (10) days after the due date, if requested to do so by the landlord, the landlord may pay the amount of such premium and the amount so advanced by the landlord with interest thereon at the then legal rate from the date of payment shall be considered additional rent, and shall be due and payable with said interest with the next installment of rent becoming due on the next rent day after such payment.

     Tenant shall observe and comply with the requirements of all policies of general public liability insurance and shall not violate or permit to be violated any of the conditions of the said general public liability insurance policy.

42nd. All policies of insurance provided for in this lease shall contain, if available, a provision that the insurance company at least ten (10) days prior to cancellation and/or renewal will endeavor to notify the landlord accordingly. All of such policies required to be maintained by tenant shall be subject to reasonable deductibles and may be part of blanket policies insuring the demised premises and other locations operated by tenant or affiliates of tenant.

43rd. Tenant shall throughout the term of this lease pay all and any utility charges for utilities used at the demised premises, including, but not limited to, electricity, telephone, gas, fuel, etc., subject to equitable adjustment if the size of the building is increased. Tenant shall reimburse owner for 40% of the water and sewer charges attributable to the building which reimbursement shall be made within thirty (30) days of demand thereafter, which demand shall be accompanied by official water and sewer bills evidencing such charges.

44th. Tenant shall, at tenant's own cost and expense and upon tenant's own responsibility, apply for and obtain any necessary permits and other licenses for the use, conduct and maintenance of the business to be conducted in the demised premises. The tenant shall also pay all fees in connection with any licenses or permits required by the local municipal authority for any equipment or machinery exclusively serving the demised premises whether owned by the landlord or the tenant. Owner shall cooperate with tenant in applying for such permits, licenses and applications for alterations to be undertaken by tenant at the demised premises. In the event that the tenant is unable to receive the appropriate approvals to operate an "extension center" at the demised premises, then it is agreed that tenant shall have the right to elect to terminate this lease and the term and tenant's obligations hereunder, in which case tenant shall so notify landlord of such election which notice shall include the date by which tenant shall vacate the demised premises. Tenant shall vacate the demised premises on such date and shall deliver to landlord on or before such date a payment equal to three months rent, which payment shall represent the consideration to landlord for the privilege of exercising the termination right set forth in this Article 44th, and in addition thereto, the tenant shall forfeit its security deposit.

45th. Tenant shall, at all times during the term of this lease, at tenant's sole cost and expense, promptly comply with all present and future laws, orders and regulations issued or promulgated by the Environmental Protection Administration and of any other governmental or quasi governmental agency, whether of federal, state, city, county, town, village or other municipal level, regulating or otherwise asserting jurisdiction over air or other ecological environmental pollutants. Landlord represents and warrants to tenant that, upon delivery of possession of the demised premises to tenant, the demised premises shall be in compliance with all of such laws, orders and regulations and any other laws, orders and regulations having application to the demised premises and that the demised premises will be free of all asbestos containing materials and landlord will deliver a certificate on form ACP-5 certified by an appropriate professional to that effect.

46th. Any notice by either party to the other shall be in writing and shall be deemed to be duly given if mailed by certified mail in a postpaid envelope, return receipt requested, or sent by a recognized overnight courier addressed:
(a) If to tenant, at the address set forth in this lease; (b) If to landlord, at the address set forth hereinabove, or at any such other address as landlord or tenant may from time to time designate by notice given to the other. Notices by either party may be sent by their respective counsel. Notices shall be deemed given when received or when receipt is refused.

47th. Neither landlord nor landlord's agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the demised premises except as herein expressly set forth and no rights, easements or licenses are acquired by tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition, and except as otherwise provided herein, agrees take the same "as is" and acknowledges that the taking of possession of the demised premises by tenant shall be conclusive evidence that the demised premises and the building of which the same form a part where in good and satisfactory condition at the time such possession was so taken subject to landlord's repair obligations hereunder. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Landlord and tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change modification, discharge or abandonment is sought.

48th. Anything elsewhere in this lease to the contrary notwithstanding, if the New York Board of Fire Underwriters or the Insurance Services Office of New York or ant bureau, department or official of the federal, state city, county town or village government requires or recommends any changes, modifications, alterations, or additional sprinkler heads or other equipment be made or supplied in an existing sprinkler system by reason of tenant's business, or the location of partitions, trade fixtures or other contents in the demised premises, or if any sprinkler system changes, modifications, alterations, additional sprinkler heads or other such equipment, become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate set by the Insurance Services Office of New York or by any fir insurance company, tenant shall, at tenant's own cost and expense, promptly make such sprinkler system installations, changes, modifications, alterations, and supply additional sprinkler heads or other equipment as required whether the work involved shall be structural or non-structural in nature.

49th. In the event that the New York Board of Fire Underwriters or the Insurance Services Office of New York or any bureau, department or official of the federal, state, city, county, town or village government requires or recommends the installation of a Sprinkler System either in the cellar and/or grade floor and/or second floor of the building; the tenant expressly agrees to pay one third of any and all installations charges incurred after the date hereof. The tenant also agrees to pay one-half of any and all routine maintenance with regard to the sprinkler system. Said sums shall be due and owing upon presentation of any bill by the landlord to the tenant and shall be collectible as additional rent within thirty (30) days of demand.

50th. Landlord agrees not to unreasonably withhold landlord's consent to the assignment of the within lease upon the following terms and conditions:

     (a) That at the time of such assignment tenant is not in default under any of the terms and conditions required to be performed by tenant under this lease beyond any applicable grace or cure period.

     (b) That there is forwarded to landlord an executed duplicate original of the assignment of lease in proper form for recording, together with an agreement by the assignee assuming all of the terms, covenants and conditions of this lease to be performed by tenant from and after the effective date of such assignment.

     (c) That landlord shall be paid by the assignor the sum of $1,000.00 as a processing fee.

     (d) That in no event shall any assignor be relieved of any liability under this lease.

51st. In addition to the above, the landlord's consent shall not be required in connection with the assignment of the lease or the subletting of some or all of the demised premises to a person or entity controlling, controlled by or under common control with the tenant, in connection with a merger, consolidation or reorganization of tenant, in connection with the sale of all or substantially all of the assets of tenant, or in connection with the sale of the business of tenant as a going concern. In addition to the foregoing, landlord shall not unreasonably withhold or delay its consent to the subletting of all or a portion of the demised premises in those instances where landlords consent is required.

52nd.(a) The term "real estate taxes" shall mean all taxes and assessments levied, assessed or imposed at any time by any governmental authority upon or against the land and/or building of which the demised premises form a part, and also any tax or assessment levied, assessed or imposed at any time by any governmental authority in connection with the receipt of income or rents from said land and/or building to the extent that same shall be in lieu of all or a portion of any of the aforesaid taxes or assessments" if it is only assessed against real property or the owners of real property. Furthermore, any such tax or assessment shall be calculated as if the real property of which the demised premises form a part was the only real property owned by the landlord.

     (b) It is understood and agreed that Tenant shall reimburse landlord to the extent of fifty (50%) per cent of any increase in real estate taxes paid in respect to the entire premises, of which the demised premises form a part, during the entire term of the within lease or any extension or option period thereof, over and above base year 2000/2001 real estate taxes, which amount shall be considered the base year real estate tax for the purpose of this paragraph. The provisions of this paragraph shall apply whether the increase in taxation results from a higher tax rate or an increase in the assessed valuation of the entire premises, or both. A copy of the real estate tax bill shall be sufficient evidence to establish the amount of such real estate taxes and for calculation of the amount to be paid by tenant. Said sum due landlord shall be paid addition rent and shall be collectible as such in the month following the submission of landlord's bill therefore, but in no event sooner than thirty (30) days prior to the date that such real estate taxes are due to the taxing authority charged with responsibility for the collection of same.

     (c) The amount of the base year real estate taxes paid by landlord during the base year shall be used in the computation of the amount of additional rent until the amount of the base year real estate taxes payable by Landlord during the base year shall be finalized by legal proceedings, settlement or otherwise. In the event of a reduction of the base year real estate taxes by legal proceedings, settlement or otherwise, the reduced amount of such base year real estate taxes shall thereafter determine the amount of additional rent payable by tenant, pursuant hereunder shall be recomputed on the basis of such reduction of the base year real estate taxes. Such sum shall be collectible as additional rent in the month following the submission of Landlord's bill therefore.

     (d) If, after tenant shall have made a payment of additional rent under subdivision (b), landlord shall receive a refund of any portion of the real estate taxes payable during the year after the year on which such payment of additional rent shall have been based, as a result of a reduction of such real estate taxes by final determination of legal proceedings, settlement or otherwise, landlord shall, within ten (10) days after receiving the refund, pay to tenant fifty (50%) percent of the refund less the expenses (including attorney's and appraiser's fees) incurred by landlord in connection with any such application or proceedings to the extent tenant shall not have already paid to landlord such expenses.

53rd. Notwithstanding any expiration or termination of this lease prior to the lease expiration date (except in the case of a cancellation by mutual agreement or pursuant to a right granted hereunder or pursuant to applicable law), tenant's obligation to pay any and all additional rent under this lease shall continue and shall cover all periods up to the lease expiration date.

54th. In addition to the regular rent payments, any sum to which the landlord may be entitled, pursuant to any provisions of this lease, or as a result of the operation of any provision of this lease from the tenant, shall be payable as additional rent and shall be collectible within thirty (30) days after demand thereof. If tenant shall default in the observance of performance of any term or covenant on tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any paragraph of this lease, beyond any applicable grace or cure period, then, unless otherwise provided elsewhere in this lease, landlord may immediately or at anytime thereafter and without notice perform the same for account of tenant, and if landlord makes any expenditures or incurs any obligations for the payment of money in connection therewith including, but not limited to, attorneys' fees in instituting, prosecuting or defending any action or proceeding such sums paid or obligations incurred with interest and costs shall be deemed to be additional rent hereunder and shall be paid by tenant to landlord within thirty (30) days notice to cure to landlord in the performance of landlord's obligations hereunder and landlord shall reimburse tenant for the cost of effecting such cure within thirty (30) days of demand therefore, which demand shall be accompanied by receipted bills or other reasonable evidence of the costs of incurred.

55th. The tenant shall keep fire extinguishers at the demised premises in conformity with the requirements and recommendations of the Insurance Services Office of New York.

56th. If, by reason of the use of the demised premise by tenant the rates for the insurance of the demised premises against loss by fire and extended coverage are increased as compared with the insurance rates now in effect, tenant agrees to pay as additional rent any excess premium caused thereby. The additional rent shall become due upon affecting the insurance or landlord and shall be paid within thirty (30) days of demand therefore.

57th. All violations placed upon the demised premises by any federal, state, city, county, town, village or governmental agency or department affecting the demised premises caused by tenant are to be the sole obligation of tenant in promptly curing the same, and, upon the failure of tenant so to do, beyond any applicable grace or cure period, landlord may elect to cure the same, and all sums thereby expended by landlord shall be collectible as additional rent within thirty (30) days of demand therefore.

58th. In the event that any legal proceedings are hereafter instituted by landlord against tenant, tenant assumes and agrees to pay to landlord any expenses, costs, reasonable attorney's fees, marshal's fees, etc., that may be incurred by landlord incidental to and arising out of such legal proceedings if landlord is the prevailing party therein. Where legal services are in an action of proceeding for the collection of rent and/or additional rent, the amount to be recovered by the landlord's attorney for same shall be no less than $1,500.00 or the reasonable amount determined by the Court. At the option of the landlord, attorney's fees may be recovered in the proceeding in which such services are rendered, but may only be recovered if the landlord is the prevailing party. If the tenant is the prevailing party, in any action between it and landlord, tenant shall be entitled to the recovery of reasonable legal fees and expenses.

59th. No merchandise, boxes, receptacles or articles or fixtures of any kind, nature or description are to be placed or stored at or upon the front, side or rear of the demised premises, it being the intention of landlord to require tenant to conduct tenant's business solely within the demised premises.

60th. Landlord shall not be held liable for any damage or injury to any property, merchandise, stock of goods, fixtures, furniture or decorations, at any time in the demised premises or building, from steam, gas, electricity or from water, rain, snow or ice, which may escape, leak or seep into, issue or flow from any part of said building of which the demised premises are a part of or from the pipes or plumbing works of the same or from the street or cellar or sub-surface or from any other place or quarter; and tenant hereby agrees not to hold landlord liable in any way therefore whatsoever.

61tst. Tenant hereby represents and agrees that tenant will not at any time bring into, keep, store, use or permit anywhere in the demised premises any loose, exposed or open fluid, chemical substance or material of any inflammable or volatile, combustible or explosive character or having or creating any noxious or objectionable odors or fumes. Notwithstanding the foregoing, tenant may maintain chemicals and other materials in such amounts and in such conditions as shall comply with applicable laws and which shall be necessary or appropriate for the proper conduct of business in the demised premises consistent with the use permitted hereunder.

62nd. Should the demised premises become infested with vermin or rodents, tenant agrees, at tenant's own cost and expense, to have such condition remedied within five (5) days after written notice and demand shall have been made by landlord. In the event that tenant fails to comply with such notice, landlord shall have the right (but not the obligation) to have this work performed by a fumigation or exterminating concern and to charge the cost of such work to tenant, which shall be collectible as additional rent and shall be payable within thirty (30) days of demand therefore.

63rd. In the event any payment under this lease shall be made in the form of a check from any other person, firm or corporation other than named in this lease, the acceptance of same by landlord shall not, under any circumstances, by deemed recognition of a sub-letting or an assignment of this lease regardless of the number of times that such payment shall be made by such other person, firm or corporation.

64th. It is mutually agreed by and between landlord and tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of landlord and tenant, tenant's use of or occupancy of said demised premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event landlord commences any summary proceedings for non-payment of rent, tenant will not interpose any counterclaim of whatever nature or description in any such proceeding.

65th. Tenant represents that tenant has not dealt with any broker, agent or finder on tenant's behalf in consummating the transaction described in this lease or in introducing the parties to each other in connection therewith and tenant has no knowledge of any broker, agent or finder or any person or entity who is entitled or may claim to be entitled to a commission or fee in connection with the transaction described in this lease. The tenant agrees to indemnify and hold the landlord harmless from and against any claims, demands, causes or action, losses, damages, liabilities, obligations, costs, charges and attorney's fees or expenses which arise by reason of a claim for commission or fee on the account of this transaction described in this lease made by any broker provided it is finally adjudicated by a Court or competent jurisdiction that a commission or fee is due to such broker, agent, finder or other person by reason of their having dealt with the tenant or having introduced the tenant to the landlord in connection with the transaction described in this lease. Landlord similarly represents and warrants that it dealt with no broker or finder in connection with this lease and agrees to indemnify tenant and hold it harmless against and from any and all loss, cost, damage and expense, including without limitation, attorney's fees arising out of a breach of the representation and warranty contained in this sentence.

66th. All installations, additions, hardware, non-trade fixtures and improvements, temporary or permanent, which may be made or installed by either of the parties hereto in or upon the demised premises and which are in any manner attached to the floors, walls, roofs, ceilings, doors or windows shall be the landlord's property and shall, upon the demised premises and which are in any manner attached to the floors, walls, roof, ceilings, doors or windows shall be the landlord's property and shall, upon termination of the term by lapse of time, or otherwise, remain upon and be surrendered with the demised premises as part thereof, all without compensation, allowance or credit to tenant. Notwithstanding the foregoing, all of tenant's moveable personal property and trade fixtures shall be and remain the property of tenant irrespective of whether the same are attached to the demised premises and tenant may remove same and shall repair any damage caused by their removal. Upon termination of the term of this lease or of tenant's right to possession, tenant shall surrender to landlord at the place where rent is payable all keys for the demised premises. Tenant shall, prior to any such termination of the term of this lease or of tenant's right to possession, remove from the demised premises all tenant's furniture, trade fixtures and other personal property of every kind whatsoever not becoming landlord's property as hereinbefore specified, and in default of such removal by tenant, all such property, and every interest of tenant in the same, shall be conclusively presumed to have been conveyed by tenant to landlord under this lease as a bill of sale without compensation, allowance, or credit to tenant. Tenant shall, upon such termination of the term of this lease or of tenant's right to possession, return to landlord the demised premises and all equipment and fixtures comprising a part therein in a "broom clean" condition, ordinary wear and tear, damage by fire, casualty, taking, and landlord's failure to make repairs required of it excepted.

67th. The tenant covenants not to use the buildings on the demised premises for any illegal or unlawful purpose. Tenant shall not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building. Landlord shall cooperate with tenant in obtaining any appropriate change to the existing certificate of occupancy for the building in order to allow the demised premises to be used for the permitted use. It the event the tenant obtains an approval for the amendment of the existing certificate of occupancy for the building or a new certificate of occupancy to accommodate the permitted use and if tenant completes all the alterations to the demised premises in order to entitle it to receipt of the amended certificate of occupancy of such new certificate of occupancy, then tenant may commence the conduct of its business unless such conduct shall jeopardize landlord's ownership interest in the real property of which the demised premises form a part or otherwise subject landlord to criminal liability as long as tenant diligently pursues obtaining such amended or new certificate of occupancy. In the event that in order to obtain an amended or new certificate of occupancy as aforesaid, it is necessary to cure any violations of applicable law affecting a part of the building outside of the demised premises, then landlord shall be responsible to effect such cure promptly at its sole cost and expense.

68th. Tenant shall, before making any alterations, additions, installations, or improvements, obtain all necessary permits, approvals and certificates required by any governmental agency, department or quasi-governmental body having jurisdiction thereof. Upon completion of tenant's work, the tenant shall promptly arrange to have tenant's work inspected and "signed off" of record by the appropriate governmental agency, department or quasi-governmental body having jurisdiction thereof. Tenant agrees to carry and will cause tenant's contractors and sub-contractors to carry such workers compensation, general liability, personal and property damage insurance as landlord may reasonably require, but not in excess of the limits required by tenant hereunder. Tenant agrees to obtain and deliver to landlord, written and unconditional waivers of mechanic's liens upon the real property in which the demised premises are located, for all work, labor and services to be performed and materials to be furnished in connection with such work, signed by tenant's general contractor. Notwithstanding the foregoing, if any mechanic's lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to tenant, whether or not done to pursuant to this paragraph, the same shall be discharged by tenant within forty-five (45) days thereafter, at tenant's own cost and expense, by payment or filing the bond required by law.

69th. This lease is subject and subordinate to al ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which the demised premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lease or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In Confirmation of such subordination, tenant shall execute promptly any certificate that owner may reasonably request. Landlord shall, as a condition precedent to the delivery of possession the demised premises, deliver to tenant, a subordination, non-disturbance and attornment agreement to in form and content reasonably satisfactory to tenant from every holder of a superior lease or mortgage (an "SNDA"). Furthermore, tenant's agreement to subordinate its interest in this lease to any future mortgage or superior lease or any amendments to any existing mortgage or superior lease, is conditioned on the receipt of an SNDA in connection with same.

70th. Tenant covenants and agrees that at all times tenant's use of electric current shall not exceed the capacity of the existing main electric service to the building, or lines, meters and circuit panels directly relating to and feeding the demised premises. The tenant may not use any electrical equipment which, in landlord's opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no wise make landlord liable or responsible to tenant, for any loss, damages or expenses which tenant may sustain, except if due to the negligence or willful acts of landlord, its agents, employees or contractors.

71st. This lease and the obligation of tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of tenant to be performed shall in no wise be affected, impaired or excused because landlord is unable to fulfill any of landlord's obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if landlord is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever beyond landlord's reasonable control, including but not limited to, government preemption in connection with a National Emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency. The force majeure protection afforded hereunder shall, likewise, extend to tenant and shall forgive tenant's performance under this lease as long as tenant is prevented from performing, by virtue of reasons beyond tenant's reasonable control, provided, however, in no event shall the tenant be forgiven from the payment of rent.

72nd. Failure to Surrender Possession:

     (1) The parties recognize and agree that the damage to owner resulting from any failure by tenant to timely surrender possession of the premises will be substantial, will exceed the amount of the monthly installments of the rent payable hereunder, and will be impossible to measure accurately.

     (2) Tenant therefore agrees that if possession of the premises is not surrendered to owner upon the expiration date or sooner termination of the lease, in addition to any other rights or remedies owner may have hereunder or at law, tenant shall pay to owner, as liquidated damages, for each month and for each portion of any month during which tenant holds over in the premises after the expiration date or sooner termination of this lease, a sum equal to two (2) times the aggregate of that portion of the base annual rent and additional rent that was payable under this lease during the last month of the term.

     (3) Nothing herein contained shall be deemed to permit tenant to retain possession of the premises after the expiration date or sooner termination of the lease.

     (4) The provisions of this paragraph shall survive the expiration date or sooner termination of the lease.

73rd. The tenant shall take appropriate action to eliminate any criticism or comply with any recommendation with respect to tenant's use of the demised premises which any of landlord's insurance carriers may reasonably make to keep landlord's insurance in effect. In the event tenant shall fail to comply herewith, after written notice from landlord, within the time allowed by said insurance company to keep landlord's insurance in effect and/or to keep the current rate, landlord may do what is necessary to eliminate or comply therewith and in such event, may charge tenant with the cost of same as additional rent.

74th. The parties shall, without charge at any time, and from time to time, within ten (10) days after request by the other:

          Certify by written instrument, duly executed acknowledged and delivered, to any mortgagee, assignee of any mortgage or purchaser, or any other person, firm or corporation specified by the requesting party:

          i) that this lease is unmodified and in full effect (or, if there has been modification that the same is in full force and effect as modified stating the modifications);

          ii) whether or not there are then existing any setoffs or defenses against the enforcement of any of the agreements, terms, covenants, or conditions hereof upon the part of landlord to be performed or compiled with (and, if so, specifying the same);

          iii) the date, if any, to which the rental and other charges hereunder have been paid in advance; and

          iv) containing such other information as the requesting party shall reasonably require.

75th. If the landlord or any successor in interest be an individual, joint venture, tenancy in common, co-partnership, unincorporated associates, or other unincorporated aggregate of individuals (all of which are referred to below, individually and collectively, as an "unincorporated Landlord"), then, anything elsewhere to the contrary notwithstanding, tenant shall look solely to the estate and property of such unincorporated landlord in the real property of which the demised premises form a part and the proceeds thereof for the satisfaction of tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by landlord in the event of any default or breach by landlord with respect to any of the terms, covenants and conditions of the lease to be observed and / or performed by landlord, and no other property or assets of such unincorporated landlord shall be subject to the levy, execution or other enforcement procedures for the satisfaction of tenant's remedies.

76th. Should there be any conflict between any provisions in the printed portion of this lease and those contained in the typewritten, portion thereof, then the terms, covenants and conditions in the typewritten portion shall be controlling hereunder.

77th. a) In amplification of Article #4 of this lease, and in addition thereof, the tenant agrees that, at tenant's sole cost and expense, and in a manner reasonably satisfactory to the landlord, the tenant shall keep, put replace and maintain the demised premises and all tenant's equipment, fixture, motors, appurtenances, installations and improvements, and every part thereof (except for repairs which the landlord is required to make as hereinafter set forth) in good repair, good working order and good condition and which shall be deemed to include, but not exclusively plumbing, the drains, the heating system and piping, air conditioning system, electrical fixtures and conditioning system, electrical fixtures and systems, whether the same be interior, exterior, ordinary s well as extraordinary, foreseen or unforeseen.

          b) It is in the intention of the parties and the parties do hereby agree that the sole repairs which the landlord shall make to the demised remises shall be repairs to the roof, roof drainage system, all structural elements of the building, all building systems up to the point at which they exclusively serve the demised premises, all exterior walls of the demised premises, all common areas of the building and the sidewalks adjacent to the building, including cleaning the same and keeping the same free of debris, snow and ice, all other repairs and replacements shall be made by the tenant at tenant's own cost and expense. Doors, glass windows and storefronts shall not be deemed to be part of the exterior walls, and any repairs or replacements thereto shall be made by the tenant.

          c) Tenant agrees to pay to the landlord fifty (50%) percent of any fire alarm or sprinkler system maintenance fee. Such amounts shall be additional rent and shall be payable within thirty (30) days of demand therefore.

          d) Tenant shall be entitled to connect to and use the building's heating ventilating, air conditioning, electric, sprinkler, water, sewer and fire alarm system. Tenant shall have exclusive use of the HVAC equipment serving the ground floor of the building and shall be entitled to separate the system serving the basement so that the units serving the basement shall be available for tenant's exclusive use.

78th. In any construction of the terms of this lease, none of its terms shall be construed against the landlord by reason of the fact that the landlord or landlord's attorney drew this lease, since the final terms of this lease are the joint effort of the attorneys for the landlord and tenant.

79th. Tenant shall have the right to erect a sign and banner or flag at the front of the demised premises, and a flagpole or similar structure, provided, however, that the plans for the size location and type of sign shall first be submitted to landlord for landlord's consent, which consent landlord agrees no to unreasonably withhold. In the event the landlord consents, as aforesaid, the tenant agrees that the erection of any such signs or banners shall be in accordance with all applicable laws, orders, rules and regulations of any governmental or municipal agency having jurisdiction thereof. In the event the landlord or the landlord's representatives shall deem it necessary to remove any such signs or banner in order to paint the said demised premises or the building wherein same is situated or make any other repairs, alterations or improvements in or upon said demised premises or building or any part thereof, the landlord shall have the right to do so, providing the same be removed and replaced at the landlord's expense, whenever the said repairs, alterations or improvements shall be completed.

80th. The transfer of any equity interest in tenant shall not be deemed an assignment of this lease unless the principal purpose of such transfer is to effect an assignment of this lease in contravention of the provisions of this lease, respecting assignment. In any event, the transfer of all or substantially all of the equity interest in tenant while tenant continues to operate as going concern shall not be deemed an assignment of this lease or require landlord's consent.

81st. The annual rent for the first year payable under this lease shall be $480,000.00 per annum payable in advance on the 1st day of each month in the sum of $40,000.00 per month. Thereafter, the rent shall be increased as follows:

     January 1, 2002 - December  31, 2002         $41,200.00       per month
     January 1, 2003 - December  31, 2003          42,436.00       per month
     January 1, 2004 - December  31, 2004          43,709.08       per month
     January 1, 2005 - December  31, 2005          45,020.25       per month

     This includes one reserved parking space. Such rent is to be paid in two separate checks, i.e. for the first year, $35,000.00 and $5,000.00. This arrangement shall continue with the appropriate increase on an annual basis.

82nd. In addition to the monthly rent, the tenant shall pay a monthly maintenance / cleaning service charge for the first year in the sum of $2,750.00. Such fee will include the landlord providing daily (six (6) days per week) cleaning of the demised premises including cleaning supplies, paper supplies, etc. Bathrooms will be cleaned at least twice daily and will be re-supplied periodically during the day as needed. Windows will be cleaned at least quarterly. Such amount will not include an HVAC maintenance contract which it is agreed to be the responsibility of the tenant to maintain. Such amount will also not include waxing of the floors or the supplying of bulbs by the landlord, although the landlord agrees to store the tenant's bulbs for the tenant and replace them. The tenant shall provide its own plumber, electrician and other similar type contractors,. The landlord shall provide all carting and garbage removal services, including separating garbage.

     After the first year, the maintenance/ cleaning service charge shall be increased as follows:

     January 1, 2002 - December  31,2002$2,832.50         per month
     January 1, 2003 - December  31,2003  2,917.48        per month
     January 1, 2004 - December  31,2004  3,005.00        per month
     January 1, 2005 - December  31,2005  3,095.15        per month

83rd. The tenant has examined the premises and takes same in all respects " as is" and at his own expenses will prepare the premises for occupancy. In consideration of the tenant taking the premises "as is" , the tenant shall have the premises rent free for the remainder of the month of January, 2001, and the month of February, 2001, although the tenant will deposit the first month's rent, together with two months security, upon the signing of this lease. The maintenance / cleaning service charge as set forth above shall commence thirty
(30) days after the landlord begins supplying such service but in any event no later than May 1, 2001.

84th. Tenant shall pay its own electricity and gas with regard to the first floor space and will reimburse the landlord for (50%) percent of the electric and gas for the basement. Same shall be additional rent and shall be collectible within thirty (30) days of demand therefore which demand shall be accompanied by copies of the applicable bills from the local utilities.

LATE PAYMENT CLAUSE.
85th. In the event that Tenant shall fail to pay any fixed rent or additional rent within five (5) days after fax notice that same is overdue, Tenant shall be required to pay a late charge of $.05 for each $1.00 which remains unpaid after such five (5) day period. If Tenant shall fail to pay when due any installment or payment of fixed rent or additional rent for a periods of (5) days after fax notice that same is overdue, Tenant shall pay interest thereon at a rate ("interest rate") equal to the lesser of 20% per annum or the maximum legal rate then prevailing from the date on which such interest shall be deemed to be additional rent. Such interest shall be in addition to any late payment charge. If Tenant shall make any payments due hereunder by ordinary check, and that check shall be returned for insufficient funds or uncollected funds, or the account being closed; then landlord shall not be obligated to accept any payment from or on behalf of tenant other than by certified check or official bank check. If payment made by tenant to landlord shall be returned for any of the above reasons, there shall be an additional charge to tenant of fifty ($50.00) dollars.

     Notwithstanding the contents of the paragraph, in the event that the tenant withholds payment because of a dispute as to the amount or the nature of the evidence supplied by the landlord supporting the calculations of any fixed or additional rent payment required to be paid by the tenant, then the five (5) day or ten (10) day period above mentioned shall not be deemed to commence until the dispute has been resolved.

86th. Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders, and regulations of all state, federal, municipal and local governments, departments, commissions, and boards regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash into such categories as provided by law. Each separately sorted category of waste products, garbage, refuse and trash shall be replaced in separate receptacles reasonably approved by Owner. Tenant shall pay all costs, expenses, fines, penalties or damages that may be imposed on or tenant by reason of tenant's failure to comply with the provisions of his article, and, at tenant's sole cost and expense, shall indemnify, defend, and hold Owner harmless

(including legal fees and expense) from and against any actions, claims, and suits arising from such non-compliance. Nothing contained herein shall obligate the owner to provide for the collection of waste, garbage, refuse and trash. This paragraph is subject to paragraph 82nd.

87th. If any governmental authority requires a permit for tenant's alterations, tenant must obtain same at tenant's expense.

88th. Owner's Right to Perform Building Renovations:

     (1) Tenant understand and agrees that owner may, at any time or from time to time during the term of this lease, perform substantial renovation work in an to the building or the mechanism system serving the building ( which work may include, but need not be limited to, the repair or replacement of the building's exterior facade, exterior window glass, elevators, electrical systems, air conditioning and ventilating systems, plumbing systems, common hallways, or lobby), any of which word may require access to the same from within the premises.

     (2)  Tenant agrees that:

          (a) Owner shall have access to the premises at all reasonable times, upon reasonable notice, for the purpose of performing such work, and

          (b) Owner shall incur no liability to tenant, nor shall tenant be entitled to any abatement of rent on account of any noise, vibration, or other disturbance to tenant's business at the premises (provided that tenant is not denied access to said premises) which shall arise out of said access by owner or by the performance by owner of the aforesaid renovations at the building. Any damage caused by the conduct of these activities by owner shall be promptly repaired at owner's sole cost and expense.

     (3) Owner shall use reasonable efforts to avoid disruption of tenant's business during any such entry upon the premises or the conduct of such activity by owner.

     (4) It is expressly understood and agreed by and between owner and tenant that if tenant shall commence any action or proceeding seeking injunctive, declaratory, or monetary relief in connection with the rights reserved to owner under this provision, if owner shall commence any action or proceeding to obtain access to the premises in accordance with this provision, and if owner shall prevail in any such action, then tenant shall pay to owner, as additional rent under this lease, a sum equal to all legal fees, costs, and disbursements incurred by owner in any way related to or arising out of such action or proceeding.

     (5) Notwithstanding the forgoing, in the event that the nature of the work to be not undertaken by landlord will cause disruption in the conduct of tenant's business in the demised premises, then landlord shall conduct such work during those hours and days in which tenant is not conducting business in the demised premises. If it is not possible or practical to conduct such work during hours or on days that tenant is no conducting items of rent shall be afforded to tenant to compensate if for any understands that excessive noise or occupying classrooms for such work while classes are to be conducted will be deemed to be circumstances in which such an abatement will be appropriate.

89th. Tenant shall install a fire door in the basement, subject to code, in order to separate its leased space from the remainder of the basement.

90th. Landlord reserves the right to increase the elevator space at the premises any may take back a portion of the basement space as set forth on the attached diagram. No more than 20 square feet of space may be taken from the demised premises. If any such space is taken, then an appropriate reduction in the annual rent shall be effected based on the square footage of the demised premises.

91st. Wherever landlord's consent or approval is required hereunder, such consent or approval will not be unreasonably withheld or delayed.

92nd. Landlord shall provide tenant with access to the elevator serving the basement on a limited basis to permit handicapped access to the portion of the demised premises located in the basement but it is the intent of this agreement that elevator access to non-handicapped persons will not be provided.

93rd. Tenant shall be entitled to operate its business in the demised premises at such hours and on such days as tenant shall elect consistent with its sound business judgment, and access to the building shall be provided for that purpose at all times, except there shall be no handicapped access after 7:00 P.M.

94th. Tenant shall have access to the lobby on the eastern side of the building to access the elevator therein for handicapped accessibility and for the purposes of moving heavy materials into the demised premises and within the demised premises, except that there shall be no access to the eastern side or to the elevator after 7:00 P.M.

95th. Tenant shall be entitled to construct and operate a cafeteria to serve the demised premises provided the appropriate permits are obtained prior to operating same. There shall be no cooking in any such cafeteria except by microwave or other similar heating or reheating devices.

96th. Landlord agrees that during the term of this agreement, it will not permit any portion of the building to be used as a restaurant or nightclub.

97th. With regard to the HVAC units serving the demised premises, the tenant shall be responsible for any repair or replacement of such units during the five years lease term. In the event that the tenant exercises its option as contained herein, commencing with the first year of the option term, the landlord shall be responsible for twenty (20%) percent of such charges; forty (40%) percent of such charges in the second year; sixty (60%) percent of such charges in the fourth year of the option term; eighty (80%) percent of such charges in the fourth year of the option term; and on hundred (100%) percent of such charges during the last year of the option term.

98th. The tenant shall pay to the landlord forty (40%) percent of any and all water charges for the building. Such amount shall be additional rent and shall be payable within thirty (30) days of demand therefore.

99th. Provided the tenant is not in default under the terms of this lease beyond any applicable grace or cure period, the tenant may renew this lease for an additional five (5) year term at the following rate:

     January 1, 2006 - December  31,2006$47,046.16        per month
     January 1, 2007 - December  31,2007  48,457.54       per month
     January 1, 2008 - December  31,2008  49,491.27       per month
     January 1, 2009 - December  31,2009  51,408.61       per month
     January 1, 2010 - December  31,2010  52,950.87       per month

     The monthly payment as contained in paragraph 82nd herein shall continue to increase at a cumulative annual rate of three (3%).

     Notice of the tenant's intention to exercise its option herein shall be delivered to the landlord on or before June 30, 2005.

     If the option is exercised, the tenant shall simultaneously deposit additional security with the landlord so that the deposit equals two month's rent during the last year of the option period.

100th. Tenant shall have access to the roof of the building for the purpose of installing, maintaining and repairing and replacing a small satellite dish and related equipment to serve the demised premises. Such satellite dish must be of the small variety and must not interfere with any rooftop garden that may be built.

101st. To the extent that any of tenant's obligations hereunder are based on a percentage of the total cost associated with the building or some portion thereof and if landlord expands the size of the building and, consequently, the relevant cost is increased by virtue of such increase in size, then appropriate adjustment shall be made in the percentage for which tenant is responsible. In that regard, tenant shall not be responsible for any increase in real estate taxes associated with any increase in the size of the building.


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JUYI, INC.                                     INTERBORO INSTITUTE, INC.



BY:__________________________                  BY:__________________________